UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): July 2, 2007 (June 26, 2007)

                               ANTS SOFTWARE INC.
--------------------------------------------------------------------------------

             (Exact name of Registrant as specified in its charter)

       Delaware                    000-16299                        13-3054685
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission                  (I.R.S. Employer
    of incorporation)            File Number)                Identification No.)

700 Airport Blvd. Suite 300, Burlingame, CA                           94010
--------------------------------------------------------------------------------
  (Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: (650) 931-0500

                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR
240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------

Item 1.01   Entry into a Material Definitive Agreement.

     On June 26, 2007, the Company entered into a Consultant Agreement (the "Agreement") with Mr. Ari Kaplan, a director of the Company (the "Consultant").

     Under the Agreement, the Consultant will provide up to three days of service per month, managing the Company's Compatibility Consortium program and performing other tasks as mutually determined with the Company. The Agreement may be terminated at any time.

     In consideration for such service, the Consultant will receive (i) $20,000 for services already performed, (ii) $10,000 per month, (iii) a stock option grant covering 120,000 shares of Common Stock of the Company, to vest at a rate of 10,000 shares per month until fully vested or until termination of the Agreement, whichever is earlier, and (iv) a stock option grant covering 200,000 shares of Common Stock of the Company, to vest upon occurrence of a milestone. Consultant may exercise the vested portion of the options at any time during this Agreement and for three months following termination of service.

     Additionally, as part of the Agreement, the Consultant has entered into a Proprietary Information and Inventions Agreement with the Company.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ANTs software inc.

Date:    July 2, 2007       By: /s/ Kenneth Ruotolo
                                --------------------
                                Kenneth Ruotolo, Chief Financial Officer